EXHIBIT 15.2

[Letterhead of Hai Run Law Firm]

April 25, 2023

To: Fanhua Inc.

60/F, Pearl River Tower

No. 15 West Zhujiang Road

Guangzhou, Guangdong 510623

People’s Republic of China

Dear Sirs,

We hereby consent to the reference to our firm under the headings “Risk Factors”, “Regulation” and “Organizational Structure” in Fanhua Inc.’s Annual Report on Form 20-F for the year ended December 31, 2022, which will be filed with the Securities and Exchange Commission in April 2023.

Yours faithfully,

/s/ Hai Run Law Firm
Hai Run Law Firm